PTN MEDIA, INC.

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                            PLACEMENT AGENT AGREEMENT

                                                    Dated: August      , 1998

Placement Agent
Street
Suite
Ann Arbor, MI 48104

Gentlemen:

         The undersigned, PTN Media, Inc. ("PTN" or the "Company"), proposes to issue and sell to the public up to 400,000 shares ("Shares") of its Common Stock, par value $.001 per share ("Common Stock").

         This is to confirm the arrangements with you (the "Placement Agent"), with respect to the sale of the Notes by the Placement Agent as non-exclusive agent for PTN.

         SECTION 1. Description of Shares. The Shares shall conform in all material respects to the description thereof contained in the Registration Statement of the Company with respect to the offering of the Shares, as filed with the Securities and Exchange Commission (the "Registration Statement").

         SECTION 2. Representations, Warranties and Covenants of PTN. PTN hereby represents and warrants to and covenants and agrees with the Placement Agent as follows:

         (a) The Shares will conform to all statements with regard thereto contained in the Registration Statement; the Shares at Closing shall have been duly and validly authorized by proper corporate authority; and the Shares when issued will be duly authorized, validly issued, fully paid and non-assessable.

         (b) The execution and delivery by PTN of this Placement Agent Agreement has been duly authorized by all necessary corporate action and this Placement Agent Agreement is a valid, binding and legally enforceable obligation of PTN in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights now or hereafter in effect and to general equitable principles and except that enforceability of the Placement Agent's rights to indemnification or contribution as set forth herein may be limited by applicable laws.

         (c) The execution and delivery by PTN of this Placement Agent Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Placement Agent Agreement by PTN will not conflict with, result in a breach of or constitute a material default under any indenture, mortgage, deed of trust or other agreement or instrument to which PTN is now a party or by which it or any of its assets or properties is bound or the Certificate of Incorporation, as amended, or the bylaws of PTN, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over PTN, or any of its respective business or properties, to the extent that such conflict, breach or default might have a material adverse effect on PTN, its business, properties or condition (financial or otherwise) on a consolidated basis.

         (d) All of the aforesaid representations, agreements and warranties shall survive delivery of and payment for all or any part of the Shares.


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         SECTION 3.  Issuance, Sale and Delivery of the Shares.

         (a) PTN hereby appoints the Placement Agent as its non-exclusive agent, until October 31, 1998 (which period may be extended for up to an additional 30 days upon the mutual consent of PTN and the Placement Agent), to sell the Shares, and the Placement Agent, on the basis of the representations and warranties herein contained but subject to the terms and conditions herein set forth, accepts such appointment and agrees to use its best efforts to find purchasers for the Shares. The price at which the Placement Agent shall sell the Shares as agent for the Company, shall be at $5.00 per Share, in increments of 200 Shares, provided, that the Placement Agent and PTN may agree to accept partial investment units.

         (b) All checks for the purchase of Shares shall be made payable to University Bank, and shall be accompanied by a duly executed signature page to the Subscription Agreement in the form included as an exhibit to the Registration Statement. Each such check and Subscription Agreement signature page, when received by the Placement Agent, shall be immediately delivered to such escrow agent, and in no event later than 12:00 noon of the business day following receipt by the Placement Agent. Upon receipt thereof or on such scheduled closing date as PTN may determine, PTN shall issue individual stock certificates representing the Shares purchased and shall deliver the same to each purchaser of Shares in exchange for a release of such purchaser's funds from the escrow agent.

         (c) As its entire compensation, the Placement Agent shall be entitled to receive a Placement Agent's commission in an amount equal to ten percent (10.0%) of the gross proceeds of the offering, such sum to be paid upon the scheduled closing.

         (d) The parties hereto represent that at the Issuance Date, the representations and warranties herein contained, and the statements contained in all certificates theretofore or simultaneously delivered by any party to another pursuant to this Placement Agent Agreement, shall in all respects be true and correct.

         SECTION 4. Covenants of PTN. PTN covenants and agrees with the Placement Agent that:

         (a) PTN, at its own expense, will give and continue to give such financial statements and other information to and as may be required by the proper public bodies of the jurisdictions in which the Shares may be qualified.

         (b) PTN will pay all fees, taxes (excluding any taxes on the income or revenue of the holders of the Shares) and expenses incident to the original issuance of the Shares and the fees and expenses of counsel and accountants for PTN. PTN also shall pay promptly will pay all expenses relative to the qualification of the Shares under the Blue Sky Laws of the jurisdictions in which the Shares are offered. In addition, PTN agrees to pay all expenses relating to preparing and printing the Registration Statement and related documents.

         SECTION 5. Indemnification. (a) PTN hereby agrees to indemnify and hold harmless the Placement Agent and each person who controls the Placement Agent within the meaning of Section 15 of the 1933 Act (collectively, the "Agent Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under such Act or any other statute or at common law and to reimburse such Agent Indemnified Parties for any legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, liabilities and litigation arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact required to be stated in the Registration Statement or necessary to make the statement therein not misleading, or omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or

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(ii) any breach by PTN of any representation, warranty or covenant contained herein, provided however, that the indemnity provisions contained in this subsection (a) shall not apply to (x) amounts paid in settlement of any such litigation if such settlement is effected without the consent of PTN or (y) the Placement Agent or any other Agent Indemnified Parties in respect of any such losses, claims, damages, liabilities or actions (A) arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to PTN by the Placement Agent or such Agent Indemnified Parties or any other placement agent engaged by PTN specifically for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto or (B) arising primarily and directly from the willful misconduct or gross negligence of Placement Agent or any other Agent Indemnified Party or any other placement agent engaged by PTN.

         The Placement Agent agrees, within twenty (20) days after the receipt by it of written notice of the commencement of any action against it or against any other Agent Indemnified parties, in respect of which indemnity may be sought from PTN on account of the indemnity provisions contained in this subsection
(a), to notify PTN in writing of the commencement thereof. The omission of the Placement Agent to so notify PTN of any such action shall relieve PTN from any liability which it may have to the Placement Agent or any other Agent Indemnified Parties on account of the indemnity provisions contained in this subsection (a), but shall not relieve PTN from any other liability which it may have to the Placement Agent or other Agent Indemnified Parties. In case any such action shall be brought against the Placement Agent or any other Agent Indemnified Parties and the Placement Agent shall notify PTN of the commencement thereof, PTN shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel reasonably satisfactory to the Placement Agent or such other Agent Indemnified Parties. PTN agrees to notify the Placement Agent promptly of the commencement of any litigation or proceeding against it or in connection with the issue and sale of any of its securities and to furnish to the Placement Agent, at its request, copies of all pleadings therein and permit the Placement Agent to be an observer therein and apprise the Placement Agent of all developments therein, all at PTN's expense. References to PTN in this Section shall include any successor to PTN by merger or otherwise.

         (b) The Placement Agent agrees, in the same manner and to the same extent as set forth in subsection (a)(i) above, to indemnify and hold harmless PTN, its directors, officers and each person, if any, who controls PTN within the meaning of Section 15 of the Shares (collectively, the "PTN Indemnified Parties"), with respect to any statement in or omission from the Registration Statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission was made in reliance upon information furnished in writing to PTN by the Placement Agent on its behalf, specifically for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto. The Placement Agent shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. In case of commencement of any action in respect of which indemnity may be sought from the Placement Agent on account of the indemnity provisions contained in this subsection (b), each of the PTN Indemnified Parties shall have the same obligation to notify the Placement Agent as the Placement Agent has toward PTN in subsection (a) above, subject to the same loss of indemnity in the event such notice is not given, and the Placement Agent shall have the same right to participate in (and, to the extent that it shall wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by counsel reasonably satisfactory to PTN. The Placement Agent agrees to notify PTN promptly of the commencement of any litigation or proceeding against it or against any such other PTN Indemnified Parties, or of which it may be advised, in connection with the issue and sale of the Shares and to furnish to PTN, at its request, copies of all pleadings therein and permit PTN to be an observer therein and apprise it of all developments therein, all at the Placement Agent's expense.

         (c) The respective indemnity provisions between the Placement Agent and PTN contained in subsections (a) and (b) above, and the representations and warranties of PTN and the Placement Agent

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set forth in this Placement Agent Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or by or on behalf of any of the Agent Indemnified Parties or PTN Indemnified Parties and shall survive the delivery of the Shares to be sold in the offering contemplated hereby, and any successor of PTN, the Placement Agent or any other Agent Indemnified Parties or PTN Indemnified Parties, as the case may be, shall be entitled to the benefit of the respective indemnity provisions.

         (d) In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this
Section 5, then and in each such case, PTN and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Placement Agent is responsible for an aggregate of seven and one-half percent (7.5%) of the gross proceeds received by PTN on account of the sale of Shares (being the amount of the Placement Agent's commission), and PTN is responsible for the remaining portion; provided however, that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Within ten (10) days after receipt by any party to this Placement Agent Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party in writing of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party and such party so notifies a contributing party or his or its representative of the commencement thereof within the aforesaid ten (10) days, the contributing party will be entitled to participate therein, with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

         SECTION 6. Effectiveness of Agreement. This Placement Agent Agreement shall become effective as of the date hereof.

         SECTION 7. Condition of the Placement Agent's Obligations. The Placement Agent's obligation to act as the agent of PTN hereunder and the Placement Agent's obligation to use its best efforts to find purchasers for the Shares shall be subject to the accuracy, as of the Issuance Date, of the representations and warranties on the part of PTN herein contained, to the performance by PTN of all its agreements herein contained, and to the fulfillment of or compliance by PTN with all covenants and conditions hereof.

         SECTION 8.  Termination.

         (a) This Placement Agent Agreement may be terminated by PTN by notice to the Placement Agent at any time before the effective date of the Registration Statement.

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         (b) This Placement Agent Agreement may be terminated by PTN by notice to the Placement Agent in the event that Placement Agent shall have failed or been unable to comply in any material respect with any of the terms, conditions or provisions of this Placement Agent Agreement on its part to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressed waived by PTN in writing.

         (c) Any termination of this Placement Agent Agreement pursuant to this Section shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that PTN on the one hand and the Placement Agent on the other, shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 5(a) in the case of PTN and Section 5(b) in the case of the Placement Agent.

         SECTION 9. No Finders. PTN and the Placement Agent mutually represent that they know of no person who rendered any service in connection with the introduction of PTN to the Placement Agent and who is making a claim by anyone for a "finder's fee" or similar type of fee in connection with the offering which is the subject of this Placement Agent Agreement. Each party hereby indemnifies the other against any such claims by any person known to it and not known to the other party hereto, who shall claim to have rendered services in connection with the introduction of PTN to the Placement Agent or to have such a claim and who shall make a claim for a fee in connection therewith.

         SECTION 10. Placement Agent's Representations and Warranties. The Placement Agent represents and warrants to and agrees with PTN that:

         (a) The Placement Agent is registered as a broker-dealer with the Securities and Exchange Commission and the State of Delaware and is a member in good standing of the National Association of Securities Dealers, Inc.

         (b) The Placement Agent will not effect sales of the Shares in any jurisdiction, unless it or its representative is duly licensed to effect sales in such jurisdiction and the offer and sale of the Shares are registered or exempt from registration in such jurisdiction, nor shall it make any statements or representations inconsistent with the Registration Statement.

         (c) There are no NASD disciplinary matters or investigations pending against Placement Agent or any of its principals, directors, officers, members, managers, partners or control persons.

         SECTION 11. Notice. Except as otherwise expressly provided in this Placement Agent Agreement, (a) whenever notice is required by the provisions of this Placement Agent Agreement to be given to PTN, such notice shall be given in writing, addressed to PTN at the address set forth in the Registration Statement, with a copy to Law Offices of David N. Feldman, 36 West 44th Street, Suite 1201, New York, NY 10036, attention: David N. Feldman, Esq., and (b) whenever notice is required by the provisions of this Placement Agent Agreement to be given to the Placement Agent, such notice shall be in writing addressed to the Placement Agent at the address set forth above.

         SECTION 12. Miscellaneous. This Placement Agent Agreement is made solely for the benefit of the Placement Agent, PTN and any controlling person referred to in Section 15 of the 1933 Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Placement Agent Agreement. The term "successor" or the term "successors and assigns" as used in this Placement Agent Agreement shall not include any purchaser, as such, of any of the Shares.

         The validity, interpretation and construction of this Placement Agent Agreement and of each part hereof will be governed by the local laws of the State of Delaware.

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         The headings in this Placement Agent Agreement are for reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         This Placement Agent Agreement represents the entire agreement between the parties hereto and supersedes any and all prior writings or oral communications, all of which are merged into this Placement Agent Agreement.

         The provisions of this Placement Agent Agreement shall be deemed severable, so that if any provision hereof shall be declared unlawful or unenforceable, the remaining provisions hereof shall not be affected thereby and shall remain in full force and effect.

         This Placement Agent Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the Placement Agent Agreement between the Placement Agent and PTN Media, Inc.

Dated: August       , 1998

                                          PTN MEDIA, INC.

                                          By: ________________________________
                                              Peter Klamka, President

         We hereby confirm as of the date hereof that the above letter sets forth the agreement between PTN MEDIA, INC. and the undersigned.

Dated: August        , 1998

                                          [PLACEMENT AGENT]

                                          By: ________________________________
                                              Name:
                                              Title:
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